UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mastech Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

Telephone: (412) 787-2100

April 10, 2013

Dear Mastech Holdings, Inc. Shareholder:

You are cordially invited to attend our 2013 Annual Meeting of Shareholders to be held at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 on Wednesday, May 15, 2013, at 9:00 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to vote on the election of Class II directors and to cast advisory (non-binding) votes to approve executive compensation and to set the frequency of an advisory vote on executive compensation. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

D. Kevin Horner

President and Chief Executive Officer

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 15, 2013

The Annual Meeting of Shareholders of Mastech Holdings, Inc. (the “Company”) will be held at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 on Wednesday, May 15, 2013, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1. The election of two (2) Class II directors to serve for three-year terms or until their respective successors shall have been selected or qualified;

2. Advisory vote to approve named executive officer compensation;

3. Advisory vote on the frequency of an advisory vote on named executive officer compensation; and

4. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on April 4, 2013, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES YOUR COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin, Jr.

Chief Financial Officer

and Corporate Secretary

Pittsburgh, PA 15275

April 10, 2013

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, PA 15275

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 15, 2013

This Proxy Statement is being furnished to the shareholders of Mastech Holdings, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Wednesday, May 15, 2013, at 9:00 a.m. Eastern Time, at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 15, 2013.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting is summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 4, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On April 4, 2013, there were 3,343,295 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders entitled to cast at least a majority of all the votes that are entitled to be cast at the meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves your company significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 14, 2013. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1000 Commerce Drive, Pittsburgh, PA 15275 at or prior to the Annual

Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted (a) FOR the election of the Board’s nominees to the Board of Directors, (b) FOR approval of the advisory (non-binding) proposal on executive compensation, and (c) FOR every one (1) year on the advisory (non-binding) vote on frequency of holding an advisory vote on executive compensation. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 15, 2013.

A complete copy of this proxy statement and our annual report for the year ended December 31, 2012 are available at http://www.mastech.com/proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class I directors whose terms expire in 2015; two (2) Class III directors whose terms expire in 2014; and two (2) Class II directors whose terms expire in 2013. Therefore, two (2) directors are being elected to Class II at the Annual Meeting for a three-year term expiring in the year 2016.

The names of the persons nominated for Class II directors are Ashok Trivedi and D. Kevin Horner, both of whom presently serve as Class II directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Ashok Trivedi and D. Kevin Horner as Class II directors. The Board of Directors knows of no reason why Ashok Trivedi and D. Kevin Horner would be unable to serve as Class II directors. If, at the time of the Annual Meeting, either of Messrs. Ashok Trivedi or D. Kevin Horner is unable or unwilling to serve as a Class II director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting, as well as information about our other Directors.

BUSINESS EXPERIENCE OF DIRECTORS

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Nominees for Directors in Class II Whose Terms will Expire in 2016

Ashok Trivedi, age 63, has served as a Director and Co-Chairman since our formation. Mr. Trivedi is the Co-Founder of iGATE Corporation and Mastech Holdings, Inc. Mr. Trivedi served as Co-Chairman and President of iGATE Corporation from October 1996 until April 2008, when he resigned as President, but remains a director of iGATE and Co-Chairman of the iGATE Board. Mr. Trivedi also serves as the Chairman of the Board of iGATE Global Solutions Limited, a subsidiary of iGATE, and has held this position since July 2000. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation. Mr. Trivedi holds a Master’s degree in business administration from Ohio University and a Master’s degree in physics from Delhi University.

D. Kevin Horner, age 54, has served as a Director, President and Chief Executive Officer since October 10, 2011 and has served as a Director since September 30, 2008. Mr. Horner was the Chief Information Officer of Alcoa from 2008 until his retirement on October 1, 2011. From 2003 through 2007, Mr. Horner was Chief Information Officer of Alcoa North America. From 2000 to 2003, Mr. Horner was Director of Enterprise Global Solutions and Global Applications for Alcoa. From 1998 to 2000, Mr. Horner served as Chief Information Officer for Alcoa Europe. From 1981 to 1998, Mr. Horner held various management positions in business and information systems / information technology with Alcoa. Mr. Horner has a Bachelor’s degree in mathematics from Saint Francis College.

Directors in Class I Whose Terms Expire in 2015

Sunil Wadhwani, age 60, has served as a Director and Co-Chairman since our formation. Mr. Wadhwani is the Co-Founder of iGATE Corporation and Mastech Holdings, Inc. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE Corporation from 1986 until April 2008, when he resigned as Chief Executive Officer, but remains a director of iGATE and Co-Chairman of the iGATE Board. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including President and CEO. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Masters degree from Carnegie Mellon University.

Gerhard Watzinger, age 52, has served as a Director since September 30, 2008. Mr. Watzinger was the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation until his resignation on March 31, 2012. Mr. Watzinger joined Intel in February, 2011 upon Intel’s acquisition of McAfee. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot, a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, PricewaterhouseCoopers and Cap Gemini. Mr. Watzinger is a director of TeleSign, Inc., an ecommerce security company in Marina del Rey, CA. Mr. Watzinger has a Bachelor’s degree in Computer Science from the University of Munich.

Directors in Class III Whose Terms Expire in 2014

John Ausura, age 60, has served as a Director since September 30, 2008. Mr. Ausura is the Founder and was the Managing Director of Capital Resolution, LLC, a professional services firm which provides interim management and operations improvement assistance to companies in transition, until his retirement on February 12, 2013. Mr. Ausura assumed this role with Capital Resolution in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton.

Brenda Galilee (formerly Rhodes), age 60, has served as a Director since September 30, 2008. Ms. Galilee was the Chief Executive Officer and Chairman of the Board of InTouch Corporation, a customer acquisition and retention services company serving the financial industries, until her resignation on January 1, 2013. Ms. Galilee assumed this role in March 2008, upon the completion of a management buyout. In March of 1991, Ms. Galilee founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Galilee pursued avocational interests in creative arts. Ms. Galilee completed the OPM program at Harvard University. Currently, Ms. Galilee is a consultant for CES—Customer Experience Solutions.

VOTES REQUIRED

The Class II Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

GENERAL

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing shareholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY

VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

GENERAL

Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also enables our shareholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years, or once every three years. Shareholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every one year is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for a one year (1-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual vote will allow shareholders to better evaluate our executive compensation program in relation to our short-term and long-term company performance. Additionally, an annual vote will provide us with timely response to shareholder concerns and the ability to implement appropriate revisions.

The proxy card provides shareholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and therefore, shareholders will not be voting to approve or disapprove the recommendation of the board of directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our shareholders.

VOTES REQUIRED

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote for a one year (1-year) frequency for the advisory vote on executive compensation.

BOARD COMMITTEES AND MEETINGS

During 2012, the Board of Directors met eleven (11) times. Mr. Wadhwani was absent from one meeting and Ms. Galilee was absent from one meeting. All of the other directors attended or participated in all meetings.

The Board of Directors has determined that all current directors, other than Messrs. Wadhwani, Trivedi and Horner, are independent under both the independence criteria for directors established by NYSE MKT and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.mastech.com under Investor Relations.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at www.mastech.com under Investor Relations.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Galilee and Mr. Ausura, who is the chair of the Committee. All members of this Committee are “independent directors” under the criteria adopted by the Board of Directors and under applicable NYSE MKT listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission. The Audit Committee’s duties include selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met five (5) times during 2012. All committee members attended all meetings.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Watzinger, Mr. Ausura and Ms. Galilee, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE MKT listing standards, an “outside director” as defined in section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans, approving public disclosure on compensation matters, and making recommendations to the full Board on these and other compensation matters. The Compensation Committee met six (6) times in 2012. All committee members attended all meetings.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Ausura, Ms. Galilee and Mr. Watzinger, who is the chair of the Committee. Each member of this Committee is an “independent director” under the criteria adopted by the Board of Directors and under the applicable NYSE MKT listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board candidates for election to the Board of Directors and for overseeing and making recommendations to the Board on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s

consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275. The Company’s Articles of Incorporation (“Articles”) address the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please refer to the “2014 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines the same as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skill needs, diversity, personal characteristics and business experience, as set forth in the Nominating and Corporate Governance Charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that Board members represent diverse backgrounds. The Nominating and Corporate Governance Committee met three (3) times in 2012. All committee members attended all meetings.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at www.mastech.com under Investor Relations. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics is the Company’s code-of-ethics document for all employees and also apply to all directors with regard to their Company-related activities. The Finance Code of Professional Conduct is intended to be the Company’s written code-of-ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth under Item 406 of Regulation S-K of the Exchange Act.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice which best serves the Company’s needs at any particular time. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Horner serving as the President and Chief Executive Officer, is appropriate given each of their respective past business experience.

The Role of the Board in Risk Oversight

In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibility to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Company’s management regularly evaluates these controls, and the chief financial officer periodically reports to the Audit Committee regarding their design and effectiveness. The Compensation Committee is responsible for matters involving the compensation of non-employee directors and executive officers of the Company and the Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastech.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc.,1000 Commerce Drive, Pittsburgh, PA 15275. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of those correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2013 for: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each of our current directors; and (iv) all directors and named executive officers of the Company as a group. As of March 31, 2013, there were 3,343,295 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
Sunil Wadhwani (2)(3)	1,020,068	29.8%
Ashok Trivedi (2)(4)	1,020,069	29.8%
AB Value Management LLC (5)	175,277	5.1%
John Ausura (6)	26,096	*
Brenda Galilee (7)	6,096	*
D. Kevin Horner (8)	66,096	1.9%
Gerhard Watzinger (9)	6,096	*
John J. Cronin, Jr. (10)	7,512	*
Risher G. Dumpit (11)	1,502	*
Scott A. Aicher	—	*
All directors and named executive officers as a group of 9 persons	2,153,535	62.9%

*	Less than 1%.
(1)	The number of shares beneficially owned by each person as of March 31, 2013, includes shares of common stock that such person or group has the right to acquire within 60 days of March 31, 2013, upon the exercise of stock options or vesting of restricted shares and performance shares. For each individual included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 3,343,295 shares of common stock outstanding on March 31, 2013, plus 80,117 shares of common stock that the above group has the right to acquire within 60 days of March 31, 2012.
(2)	The address of Messrs. Wadhwani and Trivedi is c/o iGATE Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.
(3)	Includes 155,999 shares held by two family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.
(4)	Includes 142,166 shares held by one family trust, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.
(5)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 13, 2013 by AB Value Management LLC, AB Value Partners, L.P. and Andrew Berger pursuant to their joint filing agreement dated February 13, 2013, AB Value Management LLC and Mr. Berger beneficially own 175,277 shares subject to shared voting and shared dispositive power. These shares include 66,401 shares beneficially owned by AB Value Partners, L.P. subject to shared voting and shared dispositive power. The address of AB Value Management is 92 West Main Street, Freehold, New Jersey 07728.
(6)	Includes 940 shares that may be acquired by Mr. Ausura pursuant to the exercise of options.
(7)	Includes 471 shares that may be acquired by Ms. Galilee pursuant to the exercise of options.
(8)	Includes 66,096 shares that may be acquired by Mr. Horner pursuant to the exercise of options.
(9)	Includes 6,096 shares that may be acquired by Mr. Watzinger pursuant to the exercise of options.
(10)	Includes 5,012 shares that may be acquired by Mr. Cronin pursuant to the exercise of options and the release of restricted stock units.
(11)	Includes 1,502 shares that may be acquired by Mr. Dumpit pursuant to the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and named executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NYSE MKT. Directors, named executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2012, with the exception of three Forms 4 which were filed late for Edward Meindl relating to option exercises and the sales of the underlying shares of the common stock, all Section 16(a) reports were timely filed.

NAMED EXECUTIVE OFFICERS

In addition to Mr. Horner, whose positions and backgrounds are discussed under “Business Experience of Directors”, the following persons serve as named executive officers of the Company.

John J. Cronin, Jr., age 60, has served as Chief Financial Officer and Corporate Secretary of the Company since September 30, 2008. Mr. Cronin functioned as Mastech, Inc.’s Chief Financial Officer since 2002. From 1998 to 2002, Mr. Cronin held several senior corporate positions within iGATE Corporation. Prior to joining iGATE in August of 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

Risher G. Dumpit, age 40, has served as Vice-President for the Healthcare business since January 2012 and was a managing director of the Company’s Chicago Healthcare business since joining Mastech in February 2010 until January 2012. Prior to joining Mastech, Mr. Dumpit served as Chief Operating Officer and Managing Director for M3 Medical Management from 2006 to 2010. In 2005 to 2006, Mr. Dumpit served as Executive Director of AMR ProNurse’s VMS Division. From 2002 to 2005, Mr. Dumpit served as Director of International Healthcare Recruitment for Hudson Highland Group. Mr. Dumpit holds a degree from Miami University of Ohio.

Scott A. Aicher, age 41, has served as Vice President and Chief Operating Officer of the Company’s Information Technology Staffing Segment since January 7, 2013. Prior to joining Mastech, Mr. Aicher served as Senior Vice President of Talascent from March 2012 to November 2012. From August 2008 to January 2011, Mr. Aicher served as Senior Vice President of Hudson Highland and was a Director of Volt Information Services from February 2006 to August 2008. Mr. Aicher has a business degree from Henry Ford College.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers for fiscal year 2012 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Committee Roles and Responsibilities

The Compensation Committee (“Committee”) is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, as described herein. The Compensation Committee is also responsible for periodically reviewing management development plans, approving public disclosure on compensation matters, making recommendations to the full Board on these and other compensation matters, and administering the Company’s Stock Incentive Plan.

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors and functions in accordance with the provisions of the Compensation Committee Charter, which is available on the Company’s website at www.mastech.com, under Investor Relations.

The Compensation Committee has established a framework and compensation philosophy, pursuant to decisions involving the compensation of all named executive officers of the Company. This framework ensures that the total compensation paid to such executive officers is fair, reasonable and competitive in the judgment of the Compensation Committee. The Compensation Committee reviews, establishes, and approves all elements of compensation paid to the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the Chief

Operating Officer of its IT segment (“COO”). With respect to the remaining executive officers of the Company, the Compensation Committee has delegated authority to the CEO to make determinations of appropriate salary and bonus amounts, provided such amounts conform to the framework established by the Compensation Committee. The salary and bonus arrangements determined by the CEO for named executive officers are reviewed by the Compensation Committee.

Compensation Philosophy for Named Executive Officers

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that supports the Company’s belief that a strong executive management team, comprised of talented individuals in key positions, is critical to the development and growth of our business and to the creation of shareholder value. Accordingly, our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. A core objective guiding our executive officer compensation program is to emphasize pay-for-performance by linking compensation levels to shareholder value creation. Thus, we provide incentives to advance the interest of shareholders by targeting key financial and operational objectives for our named executive officers and deliver levels of compensation that are commensurate with the achievement of such performance measurements. Additionally, we provide long-term equity incentive awards to mitigate short-term risk-taking by our executives at the expense of long-term shareholder value. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interests; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-prong approach best serves the interests of our shareholders and safeguards against excessive risk taking by our executives. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or stock awards.

Opportunities for excessive risk-taking by our executive officers, for short-term financial gain, are limited by the nature of our business. The element of compensation most exposed to self serving actions by our executive officers is the annual performance-based cash bonus. In establishing specific performance criteria for the Company’s executive officers, consideration is given to “trade-off” criteria which would mitigate self serving actions by an individual executive. By way of illustration, our business executives’ bonus criteria include contribution margin dollars and billable consultant headcount growth related to their specific sales channels, while the CEO and CFO’s bonus criteria is largely tied to overall revenue growth and earnings per share results. Organizational interaction and formal approval processes make it difficult for self serving actions to be undertaken by any individual executive. While there is always the opportunity in every organization to manage for the short-term, the Compensation Committee believes that the equity-based component of compensation is a strong deterrent of such actions.

The Compensation Committee’s policy is to structure compensation arrangements with named executive officers in a manner that will avoid certain tax deduction limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. In general, Section 162(m) prohibits a Company from deducting, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to a named executive officer, except to the extent such excess constitutes performance-based compensation. The Compensation Committee does reserve the discretion to pay compensation that does not qualify for the exemption under Section 162(m) in situations where the Committee believes that such action to be in the best interests of our shareholders.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of named executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements are discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all executive employment contracts and the annual performance-based goals and objectives of all named executive officers.

Compensation Consultants

In fiscal year 2012, the CEO, with the approval of the Compensation Committee, engaged Veritas Executive Compensation Consultants, LLC on a limited basis to help with an internal review of executive compensation to ensure that existing compensation levels, and the delivery of such, were appropriate and competitive in today’s marketplace. The results and recommendations of these efforts were shared with the Compensation Committee for their consideration in early 2012. After due deliberation and detailed discussions related to these recommendations, the Compensation Committee recommended to the Board, and the Board approved, the issuance of a Performance Share equity grant on July 19, 2012 as further described below.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. The CEO, CFO and COO’s base salary is determined by the Compensation Committee by evaluating the responsibilities of the position held, the individual’s experience and, to the extent possible, the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to comparable officers at peer group companies with similar qualifications, experience and responsibilities.

In setting base salaries for the CEO, CFO and COO, the Compensation Committee gives consideration to the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions at comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendation of our CEO with respect to the compensation of the CFO and COO.

In the staffing industry, many industry peers have operational attributes that are very different from Mastech. For this reason, we historically have not engaged in compensation benchmarking. The Company looks to various third-party reports and projections regarding the staffing industry, such as Staffing Industry Analysts (“SIA”), in establishing the Company’s annual financial and operational objectives.

The Compensation Committee has delegated the authority to the CEO to make determinations on appropriate base salaries for executive officers of the Company other than the CEO, CFO and COO, provided the amounts are within the framework and philosophy set forth by the Compensation Committee, discussed above.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation program. The bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives. The Compensation Committee makes final determinations of annual performance-based bonuses for the CEO, CFO and COO. For all other named executive officers, the CEO is responsible for evaluating performance and determining appropriate annual performance-based bonus amounts, provided the amounts are within the framework and philosophy set forth by the Compensation Committee, as discussed above.

In 2012, annual performance-based cash bonuses earned by the Company’s named executive officers were as follows: Mr. Horner earned $135,450 or 90% of his “at goal” bonus amount based on the Company’s revenue and earnings per share performance and the achievement of certain subjective criteria established by the Compensation Committee; Mr. Cronin earned $115,760 or 96% of his “at goal” bonus amount based on the Company’s revenue and earnings per share performances and the achievement of certain subjective criteria established by the Compensation Committee; Mr. Meindl, who resigned as the Company’s COO in September 2012, was paid a $46,250 cash bonus, which represented approximately 40% of his annual “at goal” bonus amount; and Mr. Dumpit earned $76,700 or 118% of his “at goal” bonus amount based on the healthcare staffing segment’s operating profit performance and the consolidated earnings per share performance of the Company.

For the year 2013, Mr. Horner and Mr. Cronin’s annual performance-based cash bonus is tied to the achievement of the Company’s consolidated revenue and earnings per share targets, and certain subjective criteria established by the Compensation Committee. Mr. Aicher’s performance-based cash bonus is tied to the achievement of certain contribution margin dollars, billable consultant headcount growth and gross margin percentage targets, within the business channels that he manages, and the achievement of the Company’s consolidated earnings per share target. Mr. Dumpit’s performance-based cash bonus is tied to the achievement of certain revenue, gross margin percentage and operating profits targets of our healthcare segment and the achievement of the Company’s consolidated earnings per share target. All financial objectives represent meaningful improvements over the Company’s 2012 performance. The 2013 “at goal” bonus amount for each of our named executive officers is as follows: Mr. Horner $180,000; Mr. Cronin $120,000; Mr. Aicher $120,000; and Mr. Dumpit $70,000. In accordance with the plan design, in the event that an individual’s objectives are exceeded or not fully met, there are provisions for a prorated portion of the “at goal” bonus amount. Generally, no bonus is paid should actual results achieved in 2013 be less than 85% of such objectives. Bonus payments in excess of the “at goal” bonus amount for the over-achievement of financial objectives are capped at 150% of the “at goal” bonus amount. This maximum payout is achieved when financial criteria exceeds 120% of target.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and performance share grants, in accordance with the Stock Incentive Plan (the “Plan”). The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create long-term shareholder value. The Committee believes that this compensation component also provides a strong deterrent from excessive risk-taking to achieve short-term financial rewards.

In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors in conjunction with total compensation provided to the named executive officer, the recommendations of the CEO (except with respect to himself), as well as performance levels and the patterns and impact of prior awards.

During 2012, the Company granted 155,000 performance shares to directors, executive officers and key employees. Our named executive officers received the following awards during 2012:

•	Mr. Horner received 15,000 performance shares.

•	Mr. Cronin received 30,000 performance shares.

•	Mr. Meindl received 50,000 performance shares. Mr. Meindl’s performance shares were subsequently cancelled upon his separation from the Company in September 2012.

•	Mr. Dumpit received 20,000 performance shares.

The performance shares are evenly distributed into two distinct Tranches, each with its own performance based objectives. Tranche #1 shares immediately vest upon the Company’s attainment of a trailing twelve month EBITDA target, which represents a significant increase over EBITDA levels achieved in 2012. Tranche #1 shares expire unvested should this target not be achieved on or before June 30, 2015. Tranche #2 shares vest upon the Company’s attainment of a trailing twelve month EBITDA target, which represents a significant increase over targeted EBITDA levels required to vest in Tranche #1 shares. Tranche #2 shares expire unvested should this target not be achieved on or before June 30, 2016. While Tranche #1 shares have an “all or none” vesting structure based on target achievement, Tranche #2 shares have a vesting structure that vest on a prorate basis from the Tranche #1 EBITDA target to the Tranche #2 EBITDA target. By way of illustration, should EBITDA achievement, prior to June 30, 2016 be mid way between the Tranche #1 and Tranche #2 targets, 50% of the performance shares in Tranche #2 would vest.

Notwithstanding the forgoing, upon the occurrence of a Change in Control (as defined in the Stock Incentive Plan) all outstanding shares would immediately vest and become fully payable regardless of the achievement of performance measurement targets.

At December 31, 2012, there were 103,768 shares of common stock available for issuance under the Plan. Further details of the Company’s equity awards are set forth in the table entitled “Grants of Plan-Based Awards”.

EMPLOYMENT AGREEMENTS

In 2013, the employment agreements for Mr. Horner and Mr. Cronin were amended to consider changes in executive compensation. Additionally, executive employment agreements for Mr. Aicher and Mr. Dumpit were established in 2013. Detailed below are the terms and conditions of the employment agreements currently in place with our named executive officers.

Mr. Horner, Mastech, Inc. and the Company are parties to an employment agreement dated as of October 10, 2011, which as amended, currently provides for a base salary of $350,000, and an annual performance-based bonus with an “at goal” target amount of $180,000 for fiscal year 2013. Mr. Horner is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Horner’s agreement provides for a one-year severance in the event of termination by the Company other than for cause.

Mr. Cronin, Mastech, Inc. and the Company are parties to an employment agreement dated as of March 18, 2009, which as amended, currently provides for a base salary of $235,000, effective April 1, 2013, and an annual performance-based bonus with an “at goal” target amount of $120,000 for fiscal year 2013. Mr. Cronin is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Cronin’s agreement provides for a one-year severance in the event of termination by the Company other than for cause.

Mr. Aicher and Mastech, Inc. entered into an employment agreement on January 7, 2013, concurrent with Mr. Aicher appointment as Chief Operating Officer of Mastech, Inc. The agreement provides for an annual base salary of $240,000 through March 31, 2014. Mr. Aicher shall also be entitled to an annual “at goal” bonus of $120,000 based upon achieving performance goals and objectives set by the Company’s Compensation Committee of the Board of Directors.

In addition, on January 7, 2013, Mr. Aicher was granted 50,000 performance shares, which vest upon the achievement of certain EBITDA objectives. Mr. Aicher is also eligible for standard benefits in the same manner as other executives of the Company.

Under the Agreement, either party may terminate Mr. Aicher’s employment with or without cause under certain conditions. In the event that Mr. Aicher is terminated with “cause”, the Company may immediately cease payment of any further wages, benefits or other compensation hereunder other than salary and benefits earned through the date of termination. Mr. Aicher shall also have continuing obligations under the Agreement including, but not limited to, agreements not to compete and non-disclosure and non-use of confidential information of the Company, in the event that his employment is terminated.

In the event that Mr. Aicher is terminated without “cause”, he shall be entitled to severance pay and continued coverage under the Company’s employee benefits and group health plans (medical, dental and vision) for a specified severance period. These payments shall be equal to Mr. Aicher’s last monthly base salary, less appropriate deductions, payable following his termination of employment in accordance with the Company’s regular payroll practices. This severance period shall be three months, if the termination occurs prior to the six-month anniversary of Mr. Aicher‘s hire date with the Company. The severance period shall be one year, if termination occurs on or after the six-month anniversary of his hire date with the Company.

Upon termination without “cause”, Mr. Aicher shall also be granted continued vesting in unvested equity grants outstanding as of such termination date through the end of the severance period. These severance benefits shall be contingent upon Mr. Aicher signing a release of all claims against the Company.

Mr. Dumpit and Mastech Healthcare, Inc. are parties to an employment agreement dated as of March 18, 2013, which provides for an annual base salary of $170,00, effective April 1, 2013, and an annual “at goal” performance based bonus amount of $70,000 based on the achievement of performance goals and objectives set by the Company’s CEO. Mr. Dumpit is also eligible for standard benefits in the same manner as other executives of the Company.

Under the Agreement, either party may terminate Mr. Dumpit’s employment with or without cause under certain conditions. In the event that Mr. Dumpit is terminated with “cause”, the Company may immediately cease payment of any further wages, benefits or other compensation (excluding vested options) hereunder other than salary and benefits earned through the date of termination. Mr. Dumpit shall also have continuing obligations under the Agreement including, but not limited to, agreements not to compete and non-disclosure and non-use of confidential information of the Company, in the event that his employment is terminated.

In the event that Mr. Dumpit is terminated without “cause”, he shall be entitled to severance pay and continued coverage under the Company’s employee benefits and group health plans (medical, dental and vision) for a specified severance period. These payments shall be equal to Mr. Dumpit’s last monthly base salary, less appropriate deductions, payable following his termination of employment in accordance with the Company’s regular payroll practices. This severance period shall be six months.

Upon termination without “cause”, Mr. Dumpit shall also be granted continued vesting in unvested equity grants outstanding as of such termination date through the end of the severance period. These severance benefits shall be contingent upon Mr. Dumpit’s signing a release of all claims against the Company.

Change of Control/Severance Benefits

As discussed above, each of the named executive officers has an employment agreement. Pursuant to these agreements, each executive’s employment may be terminated by the Company upon death, disability or for cause, and by the executive for “good reason” (generally defined as a material modification of duties, title or direct reports, or a material reduction in compensation and benefits). If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.

In addition, outstanding stock options or other equity awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances vest upon a “Change of Control” of the Company.

The estimated payments to be made by the Company to the named executive officers in the event of severance including the continued vesting of stock options, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 23 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($17,000 for 2012, subject to a $5,500 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. The perquisites received by the named executive officers are set forth in the Summary Compensation Table.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Brenda Galilee

John Ausura

Gerhard Watzinger

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who served as named executive officers of the Company during fiscal year ended December 31, 2012 (collectively the “Name Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards (1)	Performance Shares (1)	All Other Compensation (2)	Total Compensation ($)
D. Kevin Horner	2012	$350,000	$135,450	—	—	$85,650	$—	$571,100
President and Chief Executive Officer	2011	80,769	37,500	—	$274,860	—	—	393,129

John J. Cronin, Jr.	2012	211,250	115,760	—	—	171,300	—	498,310
Chief Financial Officer and Corporate Secretary	2011	200,000	110,900	$39,900	—	—	—	350,800
	2010	180,000	83,291	—	—	—	—	263,291

Edward Meindl (3)	2012	158,602	46,250		—	285,500	—	490,352
Vice President, Chief Operating Officer, IT Business	2011	185,000	130,755	39,900	—	—	—	355,655
	2010	180,000	77,500	—	—	—	—	257,500

Risher G. Dumpit	2012	160,000	76,700	—	—	114,200	—	350,900
Vice President, Healthcare Business	2011	135,000	32,416	—	6,394	—	—	173,810
	2010	117,000	—	—	—	—	—	117,000

(1)	These columns represent the aggregate grant date fair value of awards, computed in accordance with ASC Topic 718. The assumptions made when calculating fair value for these awards are found in Note 10 “Stock-Based Compensation” to the Consolidated Financial Statements of Mastech Holdings, Inc. as filed with the Securities and Exchange Commission on Form 10-K for 2012.
(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when the total value of all perquisites and other personal benefits constituted less than $10,000.
(3)	Mr. Meindl’s 2012 performance share award, with a grant date fair value of $285,500, was subsequently forfeited upon Mr. Meindl’s separation from the Company in September 2012.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all equity grants to our named executive officers for the fiscal year ended December 31, 2012.

Name	Grant Date	Performance Shares Awards: Number of Shares of Stock (#)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Performance Share Awards
D. Kevin Horner	7/19/2012	15,000	$5.71	$85,650
John J. Cronin, Jr.	7/19/2012	30,000	$5.71	$171,300
Edward Meindl (1)	7/19/2012	50,000	$5.71	$285,500
Risher G. Dumpit	7/19/2012	20,000	$5.71	$114,200

(1)	Mr. Meindl’s 2012 performance share award was subsequently forfeited upon his separation from the Company in September 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of underlying securities, exercise price and expiration dates of stock options, and restricted shares and performance shares that have not vested, held by our named executive officers as of December 31, 2012.

	Option Awards				Stock Awards		Performance Shares
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that have not Vested (#)	Market Value of Shares that have not Vested ($)	Number of Shares that have not Vested (#)	Market Value of Shares that have not Vested ($)
D. Kevin Horner (3)							15,000	$75,750
	50,000	150,000	$3.01	10/10/2021
	5,625	1,875	4.95	12/18/2019
	10,000	—	1.15	10/15/2018

John J. Cronin, Jr. (4).							30,000	151,500
					7,500	$37,875
	—	6,250	4.95	12/18/2019

Risher G. Dumpit (5)							20,000	101,000
	1,314	1,686	4.60	3/24/2021

(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2012.
(3)	Mr. Horner’s equity grants vest as follows: the performance shares vest immediately upon the achievement of certain EBITDA targets; the 150,000 unexercisable stock options vest equally on October 10, 2013, 2014 and 2015; and the 1,875 unexercisable stock options vest equally on a quarterly basis through December 18, 2013.
(4)	Mr. Cronin’s equity grants vest as follows: the performance shares vest immediately upon the achievement of certain EBITDA targets; the 7,500 restricted shares vest equally on May 21, 2013, 2014 and 2015; and the 6,250 unexercisable stock options vest equally on a quarterly basis through December 18, 2013.
(5)	Mr. Dumpit’s equity grants vest as follows: the performance shares vest immediately upon the achievement of certain EBITDA targets; and the 1,686 unexercisable stock options vest equally on a quarterly basis through March 24, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which our named executive officers at December 31, 2012, would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2012, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2012 base salary and our current premium costs for medical and welfare benefits.

Name	Salary	Bonus	Equity Grants	Healthcare
D. Kevin Horner (1)	$350,000	$—	$102,188	$7,080
John J. Cronin, Jr. (2)	215,000	—	13,250	7,080
Risher G. Dumpit (3)	80,000	—	169	3,540

All calculations were estimated based upon a termination scenario. The measurement date for the estimated Company equity awards was based upon a closing price of $5.05 at December 31, 2012.

(1)	Upon termination other than for cause, Mr. Horner would receive a one (1) year severance totaling $350,000 paid over 26 bi-weekly periods. Mr. Horner would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Horner would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Horner’s unvested equity grants would immediately vest at a total value of $381,938 based on our December 31, 2012 closing stock price.
(2)	Upon termination other than for cause, Mr. Cronin would receive a one (1) year severance totaling $215,000 paid over 26 bi-weekly periods. Mr. Cronin would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Cronin would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Cronin’s unvested equity grants would immediately vest at a total value of $190,000 based on our December 31, 2012 closing stock price.
(3)	Upon termination other than for cause, Mr. Dumpit would receive a six (6) month severance totaling $80,000 paid over 13 bi-weekly periods. Mr. Dumpit would continue to vest in outstanding equity grants for a six (6) month period from such termination date. Upon termination for any reason, Mr. Dumpit would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Dumpit’s unvested equity grants would immediately vest at a total value of $101,759 based on our December 31, 2012 closing stock price.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options during 2012 and stock awards that were released in 2012 for each named executive officer:

	STOCK OPTIONS		STOCK AWARDS		PERFORMANCE SHARES
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
D. Kevin Horner	—	—	—	—	—	$—
John J. Cronin, Jr.	53,750	$256,152	2,500	$14,300	—	—
Edward Meindl	34,375	85,903	2,500	14,300	—	—
Risher G. Dumpit	—	—	—	—	—	—
John Ausura	15,156	72,101	—	—	—	—
Brenda Galilee	15,625	71,678	—	—	—	—
Gerhard Watzinger	10,000	58,500	—	—	—	—

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of directors for fiscal year 2012:

Name	Fees Earned or Paid in Cash	Performance Share Awards (#Shares)	Performance Share Awards ($) (3)	Total 2012 ($)
John Ausura (1) (4)	$32,500	5,000	$28,550	$61,050
Brenda Galilee (2) (4)	23,750	5,000	28,550	52,300
Gerhard Watzinger (2) (4)	23,750	5,000	28,550	52,300

(1)	The annual retainer for the Chair of the Audit Committee, Mr. Ausura, is $35,000, effective July 1, 2012.
(2)	The annual retainer for all other independent directors is $27,500 each, effective July 1, 2012.
(3)	The values in this column represent the grant date fair value of the awards, computed in accordance with ASC Topic 718. The assumptions made calculating fair value for these awards are found in Note 10 “Stock-based Compensation” in the Consolidated Financial Statements of Mastech Holdings, Inc., as filed with the Securities and Exchange Commission on Form 10-K for 2012.
(4)	As of December 31, 2012, in addition to the performance shares shown above, the aggregate number of stock option awards outstanding for each of our independent directors is as follows: Mr. Ausura = 2,344; Ms. Galilee = 1,875; and Mr. Watzinger = 7,500.

Messrs. Wadhwani, Trivedi and Horner, as non-independent directors, received no compensation for their service as Directors.

All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At December 31, 2012, the Compensation Committee consisted of Messrs. Ausura and Watzinger, with Ms. Galilee as chair. No member of this Committee was at any time during the 2012 fiscal year, or at any other time, an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance).

During 2012, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Company management concluded that the Company did maintain effective internal control over financial reporting at December 31, 2012.

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence. The Company paid its independent public accountants $123,086 for services provided in 2012.

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura

Brenda Galilee

Gerhard Watzinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees billed to us by the firm UHY LLP (“UHY”) for services rendered for 2012 and 2011 in the following categories and amounts were:

	2012 UHY	2011 UHY
Audit fees	$115,086	$113,600
Audit-related fees	8,000	7,000
Tax fees	—	—
All other fees	—	—

Total	$123,086	$120,600

Audit fees for 2012 and 2011 totaled $115,086 and $113,600, respectively. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings, and are inclusive of reimbursement of travel and travel-related expenses. The audit-related fees for 2012 and 2011 totaled $8,000 and $7,000, respectively, and pertained to the audit of the Company’s 401k plan.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2012, 100% of the 2012 fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be available at the annual meeting of shareholders to respond to questions and will have an opportunity to make comments if they desire to do so.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is comprised of disinterested members of the Board of Directors.

2014 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2014 Annual Meeting of Shareholders must be received by the Company at its principal office in 1000 Commerce Drive, Pittsburgh, Pennsylvania, 15275, not later than January 15, 2014 and must otherwise comply with the requirements of Rule 14(a)-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles of Incorporation (“Articles”) provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2012, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin, Jr.

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2013.

Vote by Internet
• Go to www.investorvote.com/MHH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends you vote FOR Proposals 1 and 2 below:

1.	The election of two (2) persons as Class II Directors.
NOMINEES:		For	Withhold		For	Withhold	+
	01 - Ashok Trivedi	☐	☐	02 - D. Kevin Horner	☐	☐

		For	Against	Abstain
2.	A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 Year	2 Years	3 Years	Abstain
3.	A non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years.	☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Mastech Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints Ashok Trivedi and D. Kevin Horner and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, on Wednesday, May 15, 2013, at 9:00 AM at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 and at any adjournment or postponement thereof.

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)